UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2025

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Effective upon the execution of an employment agreement with FuelCell Energy, Inc. (the “Company”) and satisfaction of other customary employment conditions which were satisfied as of April 30, 2025, the Board of Directors of the Company appointed Michael Hill to serve as the Company’s Executive Vice President and Chief Commercial Officer commencing on May 5, 2025.  Michael Hill previously served, from April 2023 to December 2024, as President of Global Sales of Danfoss Power Solutions, a designer and manufacturer of engineered components and systems, including mobile and industrial hydraulics, fluid conveyance, electrification, and software.

In connection with Mr. Hill’s appointment as the Company’s Executive Vice President and Chief Commercial Officer, on April 30, 2025, the Company entered into an employment agreement with Mr. Hill effective as of May 5, 2025 (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $450,000 and a target annual bonus for fiscal year 2025 equal to 100% of Mr. Hill’s annual base salary, as determined and approved by the Board or a committee of the Board. Mr. Hill will also be entitled to participate in the Company’s long-term incentive compensation program under the 2018 Omnibus Incentive Plan, as amended and restated, with the terms and conditions of any awards granted to Mr. Hill being in the sole discretion of the Board or a committee thereof; provided that his target award for fiscal year 2026 will be $300,000 and is expected to consist of 50% performance share units with a performance goal based on the Company’s relative total stockholder return performance and 50% time-vesting restricted stock units.

In the event that the Company terminates the employment of Mr. Hill without cause (as defined in the Employment Agreement) or Mr. Hill terminates his employment for good reason (as defined in the Employment Agreement), Mr. Hill will be entitled to receive a severance payment in an amount equal to six months of his annual base salary at the date of termination plus payment by the Company of his COBRA premiums for up to six months, provided that he elects continuation of coverage under COBRA and he is not eligible for health coverage under another employer’s plan.

In the event that Mr. Hill’s employment is terminated in connection with a change in control (as defined in the Employment Agreement) by the Company for any reason other than cause or by Mr. Hill for good reason, Mr. Hill will be entitled to receive a severance payment in an amount equal to one year of his annual base salary as of the date of termination plus one year of the average of the annual bonuses paid to him since his appointment as Executive Vice President and Chief Commercial Officer, or if he has not received any annual bonuses, his target bonus for the year of such termination. The Company also will pay Mr. Hill’s COBRA premiums for up to 12 months, provided that he elects continuation coverage under COBRA and he is not eligible for health coverage under another employer’s plan. The Employment Agreement also provides that any equity-based awards will accelerate and immediately vest if there is a change in control and Mr. Hill’s employment with the Company is terminated by the Company without cause or by Mr. Hill for good reason in connection with the change in control.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Employment Agreement, effective as of May 5, 2025, by and between FuelCell Energy, Inc. and Michael Hill
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 6, 2025	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer